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HomeStreet, Inc. Reports Year-End and Fourth Quarter 2016 Results

SEATTLE – January 23, 2017 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $58.2 million, or $2.34 per diluted share for the year ended December 31, 2016, compared with net income of $41.3 million, or $1.96 per diluted share for the year ended December 31, 2015. Core net income1 for the year ended December 31, 2016 was $62.8 million, or $2.53 per diluted share, compared with core net income1 of $44.3 million, or $2.11 per diluted share, for the year ended December 31, 2015. Net income was $2.3 million, or $0.09 per diluted share, for the fourth quarter of 2016, compared with net income of $27.7 million, or $1.11 per diluted share, for the third quarter of 2016 and $8.7 million, or $0.39 per diluted share, for the fourth quarter of 2015. Core net income1 for the quarter was $2.6 million, or $0.10 per diluted share, compared with core net income1 of $28.0 million, or $1.12 per diluted share, for the third quarter of 2016 and $8.8 million, or $0.39 per diluted share, for the fourth quarter of 2015.

Key highlights of 2016:

▪	Net income for 2016 was $58.2 million, an increase of $16.8 million, or 41% compared to $41.3 million of net income in 2015

▪	Total assets of $6.24 billion grew $1.3 billion, or 28%, from $4.9 billion at December 31, 2015; acquisitions comprised $234.1 million of this growth

▪	Opened thirteen home loan centers, three commercial lending centers and six retail deposit branches

▪
Completed the acquisitions of Orange County Business Bank, certain assets and liabilities, including two branches, from The Bank of Oswego and two retail deposit branches from Boston Private Bank and Trust Company, collectively adding five retail deposit branches

▪
Augmented capital to support growth through the issuance of $65.0 million of senior unsecured notes, with net proceeds of $63.2 million and an equity offering of approximately 2.0 million shares of common stock with net proceeds of $58.6 million

“While the most recent quarterly results were challenged by the mortgage banking segment, both from the seasonal low point in origination volumes and the added financial market disruption stemming from the unexpected and sustained increase in interest rates, 2016 was a year of significant progress toward our goal of becoming a significant west coast regional bank,” said Mark K. Mason, HomeStreet chairman, president, and CEO. “We completed the acquisitions of two branches and certain assets and liabilities in Oregon, a whole bank in California, and two branches in southern California. We made several key hires that strengthen our leadership in our commercial and consumer banking segment, opened six new retail deposit branches, and sixteen new lending centers. Finally, we positioned ourselves for future growth by strengthening and diversifying our capital base. These achievements during the year have positioned us for continued success this year and in the future.”

(1) For notes on non-GAAP financial measures, see pages 10 and 32 of the full earnings release.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, January 24, 2017 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Melba A. Bartels, Senior Executive Vice President and CFO, will discuss fourth quarter and year-end 2016 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10098277 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10098277.

The information to be discussed in the conference call will be available on the company's web site after the market closes on Monday, January 23, 2017.
About HomeStreet
Now in its 96th year HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA). Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, integrate our recent acquisitions, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with applicable laws and regulations, including laws and regulations that affect our compliance programs, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. The results of our recent acquisitions may fall short of our financial and operational expectations. We may not realize the benefits expected from recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These factors are updated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2015 has been derived from our audited financial statements for the year then ended as included in our 2015 Form 10-K. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2015, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarter-to-date fiscal 2016 net income to the corresponding periods of fiscal 2015. We believe this information is useful to investors who are seeking to exclude the after-tax impact of acquisition-related expenses and a bargain purchase gain, both of which we recorded in connection with our mergers with Simplicity Bancorp on March 1, 2015 and OCBB on February 1, 2016 and with our acquisition of one retail deposit branch in Dayton, Washington on December 11, 2015, two retail deposit branches in Lake Oswego, Oregon on August 12, 2016 and two retail deposit branches in Southern California on November 11, 2016. We also have presented adjusted expenses, which eliminate costs incurred in connection with these acquisitions. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We also have disclosed tangible equity ratios, return on average tangible shareholders’ equity and tangible book value per share of common stock which are non-GAAP financial measures. Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain acquisition-related revenues and expenses that may not be indicative of our expected recurring results of operations. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.
For more information on these non-GAAP financial measures, see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of the full release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com